Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Pinnacle Food Group Limited

We consent to the inclusion in the foregoing Registration Statement of Pinnacle Food Group Limited and its subsidiaries (collectively the “Company”) on the Form F-1 dated February 27, 2025 of our report dated on August 23, 2024 (except for the restatements disclosed in Note 2 and Note 11 as to which the date is February 12, 2025) relating to our audits of the accompanying consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two- year period ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

February 27, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us